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National Instruments Corporation
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 Revised Supplemental CEO Compensation Information  April 30, 2018

   National Instruments CEO Transition in 2017  National Instruments founder, Dr. James Truchard, retired from the CEO position in January 2017.Dr. Truchard was receiving $1 per year salary at his own request.He was replaced by Alex Davern, only the second CEO to lead the company since its founding in 1976.A change in CEO compensation up from $1 per year to reasonable compensation for the CEO position was necessary.The 2017 CEO compensation includes a one-time award of RSUs (“Initial Grant”) which will not repeat in 2018 or 2019.  2

   National Instruments CEO Compensation    One-time Initial Grant for new CEOwas 62% of total comp in 2017  One-time Initial Grant does not repeat  *From NI proxy statements  New CEO Equity Compensation  3

NI Executive Compensation Philosophy

- Total compensation opportunities should be competitive
- Total compensation should be related to NI's performance
- Total compensation should be related to individual performance
- Equity rewards help executives think like stockholders
- NI's overall amount of equity awards should be related to its revenue growth
- The same compensation programs should generally apply to both executives and non-executive employees whenever possible

2017 New CEO Total Compensation
Highly variable



6%
9%
23%
62%
Base Salary
Stock Awards
One-Time Initial Grant
Non-equity Incentive Plan Compensation
All Other Compensation ($11,208)

NATIONAL INSTRUMENTS

4

$1.29BILLION REVENUEIN 2017  Continuous INVESTMENT IN R&D  35,000+ CUSTOMERS WORLDWIDE  Long-Term Track Record of Growth  Revenue in millions USD  NI at a Glance   Founded in 1976Global Operations in more than 50 countries Approximately 7,300 employeesBroad customer base, more than 35,000 companies served annually Diversity with no industry >15% of revenue  5

   Increasing Shareholder Value with Consistent Profitability  6

 GAAP to Non-GAAP Operating Income Reconciliation*  7  *We have included our non-GAAP operating income in certain of the foregoing slides.   Our non-GAAP results exclude, as applicable, the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition accounting for deferred revenue, acquisition-related adjustments, acquisition-related transaction costs, restructuring charges, foreign exchange loss on acquisitions, taxes levied on the transfer of acquired intellectual property, tax reform charges, and impairment of minority cost basis investments.  A reconciliation of our GAAP operating income to our non-GAAP operating income is included in the table above.   (in thousands)